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                                                                 Exhibit 10.2.42


                               SEVERANCE AGREEMENT
                               -------------------


         THIS AGREEMENT, effective on the last date executed below, is entered into between NEOPROBE CORPORATION, 425 Metro Place North, Dublin, Ohio, on behalf of itself, its officers, directors, shareholders, employees and agents (in their individual and representative capacities), and its parent, affiliated, predecessor, successor, subsidiary and other related companies, and each of them, jointly and severally (herein singularly and collectively called the "Company"), and LARRY E. ANDERSON, 4957 Chaddington Drive, Dublin, Ohio, on behalf of himself and his heirs, executors, guardians, administrators, successors and assigns, and each of them, jointly and severally (herein singularly and collectively called "Anderson"), who agree to be bound by all of the terms and conditions hereof.

         WHEREAS, the Parties desire to fully and completely settle and dispose of any and all claims of whatever kind or nature which Anderson ever had, may now have or may hereafter have against the Company, whether known or unknown, the Parties hereto agree as follows:

          1. The Company agrees to pay Anderson the sum of Forty-One Thousand Two Hundred Fifty Dollars ($41,250.00), which represents any and all backpay, severance pay, front pay, wages, vacation pay, benefits, attorneys' fees, costs, interest, damages (whether compensatory, exemplary, punitive or otherwise) and other monies to which Anderson may now or may hereafter be entitled from the Company, except as otherwise specifically set forth in Paragraphs 2 through 5 of this Agreement. The amount being paid hereunder shall be subject to deduction for the applicable federal, state and local social security, wage, withholding and similar taxes. The amount being paid hereunder shall be paid in six (6) semi-monthly installments, of Six Thousand Eight Hundred Seventy-Five Dollars ($6,875.00) each, in accordance with the Company's regular payroll practices, commencing on or after the tenth (10th) day following Anderson's execution of this Agreement.

           2. Anderson acknowledges receipt of notice of his right to elect continued health care coverage in accordance with the provisions of the federal Consolidated Omnibus Budget & Reconciliation Act, as amended ("COBRA"). In the event that Anderson exercises his COBRA right to continue coverage under the Company's group health insurance policy, the Company agrees to pay the premiums for such coverage through December 31, 1997. Thereafter, if Anderson wishes to continue such coverage for the remainder of the fifteen (15) month COBRA period, he must do so at his own expense.

         3. The Company agrees that Anderson shall receive all monies to which he is entitled under the Neoprobe, Inc. 401(k) Plan in accordance with the terms thereof.

         4. Anderson's coverage under the Company's disability, travel and life insurance plans shall terminate as of October 10, 1997, and he may have the right to convert such coverage to his own individual plan if provided for under, and in accordance with, the terms of, such plans.
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         5. The Company agrees not to contest any claim for unemployment benefits which Anderson might file as a result of his separation from the Company on October 10, 1997. However, the Company expressly waives any commitment that it is warranting or guaranteeing Anderson's receipt of such unemployment benefits inasmuch as that determination is solely within the province of the Ohio Bureau of Employment Services.

         6. Anderson waives any and all rights to reinstatement or to future employment with the Company, which he ever had, may now have or may hereafter have, whether known or unknown to Anderson at the time of execution of this Agreement. Anderson further agrees not to apply for employment or reemployment with the Company.

         7. Anderson waives any and all rights to participation in any Company benefit plan which he ever had, may now have or may hereafter have, whether known or unknown to Anderson at the time of execution of this Agreement, with the exception of those benefits provided in Paragraphs 2 through 5 of this Agreement.

         8. Anderson agrees not to file any charges, claims, suits, complaints or grievances against the Company with any federal, state or local governmental agency, or in any court of law, with respect to any aspect of his employment by, or separation of employment from, the Company, or with respect to any other matter whatsoever, whether known or unknown to Anderson at the time of execution of this Agreement, with the exception of any claim that the Company breached its commitments under Paragraphs 1 through 5 of this Agreement.

         9. Anderson acquits, releases and forever discharges the Company of and from all, and in all manner of, actions and causes of action, suits, debts, claims and demands whatsoever, in law or in equity, which he ever had, may now have or may hereafter have with respect to any aspect of his employment by, or separation of employment from, the Company, or with respect to any other matter whatsoever, whether known or unknown to Anderson at the time of execution of this Agreement, with the exception of any claim that the Company breached its commitments under Paragraphs 1 through 5 of this Agreement.

         10. Anderson's covenants and releases, as set forth in this Agreement, include a waiver of any and all rights or remedies which he ever had, may now have or may hereafter have against the Company in tort or in contract, or under any present or future federal, state or local statute or law, including, but not limited to, Ohio's Laws Against Discrimination, O.R.C. Chapter 4112; Title VII of the 1964 Civil Rights Act, 42 U.S.C. Section 2000e, et seq.; the 1866 Civil Rights Act, 42 U.S.C. Section 1981; the Civil Rights Act of 1991, PL. 102-166; the 1967 Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq.; the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq.; the Fair Labor Standards Act of 1938, 29 U.S.C. Section 201, et seq.; the Equal Pay Act, 29 U.S.C. Section 206(d); the Family and Medical Leave Act of 1993, 29 U.S.C.
Section 2601, et seq.; the Occupational Safety and Health Act of 1970, 29 U.S.C.
Section 553, et seq.; the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 1001, et seq.; the Consolidated Omnibus Budget Reconciliation Act of 1986, 29 U.S.C. Section 1161, et seq.; Ohio's Workers' Compensation Law; and any statutory amendments.
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         11. Anderson intends that this Agreement shall bar each and every claim, demand and cause of action hereinabove specified, whether known or unknown to him at the time of execution of this Agreement. As a result, Anderson acknowledges that he might, in the future, discover claims or facts in addition to or different from those which he now knows or believes to exist with respect to the subject matters of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nevertheless, Anderson hereby waives any right, claim, or cause of action that might arise as a result of such different or additional claims or facts.

         12. By entering into this Agreement, the Company does not admit to the breach of any contractual or other promises to Anderson, and does not admit to the violation of any federal, state, local or other statute or law, including, but not limited to, those laws referred to in Paragraph 10 of this Agreement, and any claimed breaches or violations are hereby specifically denied.

         13. Anderson agrees that, immediately upon execution of this Agreement by all Parties hereto, he will return to the Company all Company credit cards, keys, customer lists and records, policy and procedure manuals, price lists, business contracts and other documents and information belonging to the Company.

         14. Anderson recognizes that the Company possesses certain business and financial information about its operations, information about new or envisioned products or services, manufacturing methods, product research, product specifications, records, plans, prices, costs, customer lists, concepts and ideas, and is the owner of proprietary rights in certain systems, methods, processes, procedures, technical and non-technical information, inventions, machinery, research and other things which constitute valuable trade secrets of the Company. Anderson acknowledges that he has been employed in positions in which he has had access to such information and that the Company has a legitimate interest in protecting such confidential and proprietary information in order to maintain and enhance a competitive edge within its industry. Accordingly, Anderson agrees that he will not use or remove, duplicate or disclose, directly or indirectly, to any persons or entities outside the Company any information, property, trade secrets or other things of value which have not been publicly disclosed. In the event that Anderson is requested or required in a judicial, administrative or governmental proceeding to disclose any information that is the subject matter of this Paragraph 14, he will provide the Company with prompt written notice of such request and all related proceedings so that the Company may seek an appropriate protective order or remedy or, as soon as practicable, waive Anderson's compliance with the provisions of this Paragraph 14. Anderson recognizes that the remedy at law for any breach by him of this Paragraph 14 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, upon proof of Anderson's violation of any legally enforceable provision of this Paragraph 14, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Agreement shall be deemed to limit the remedies at law or in equity

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available to the Company for any breach by Anderson of this Paragraph 14.
Anderson has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Paragraph 14, and hereby agrees that the same are reasonably designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Anderson, would not operate as a bar to his sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to Anderson.

         15. Anderson agrees that he will not, directly or indirectly, and without the Company's prior written consent, voluntarily provide information, documents or testimony to any governmental agency, entity or person (except his counsel and immediate family) regarding: (a) Anderson's employment with, or termination of employment from, the Company (except in connection with Anderson's application for employment with another employer, or his application for any insurance, retirement, disability or unemployment benefits); (b) any other person's employment with, or termination of employment from, the Company; or (c) any information or documents concerning the Company. In the event that a subpoena or other lawful process is properly served upon Anderson requiring production or disclosure of information or documents concerning the foregoing matters, Anderson shall promptly notify the Company's human resources department, in writing, and provide it with copies of any subpoena or other process served upon him. Anderson shall thereafter make such documents available to the Company for inspection and copying at a reasonable time and place designated by the Company prior to their production. In the event that the subpoena or other process requires testimony or statements from Anderson, Anderson agrees to meet, telephonically or in person, with attorneys or agents designated by the Company, at a time and place designated by the Company and prior to the testimony, for the purpose of discussing such testimony. Nothing herein shall give the Company the right to control or dictate the content of any testimony given by Anderson, or any documents produced by him, pursuant to subpoena or other lawful process. It is understood that Anderson shall provide all information lawfully required of him. In the event that the Company requires any information or testimony from Anderson in connection with any claim made against the Company, or any claims made by the Company against persons or entities not party to this Agreement, Anderson agrees to cooperate fully with the Company, including: (a) appearing at any trial, hearing, deposition or arbitration; (b) meeting telephonically or in person with attorneys or agents designated by the Company, at a time and place designated by the Company and prior to the testimony, for the purpose of discussing such testimony and any other matters relating to the claim; and (c) providing the Company with any documentation in Anderson's custody or control. The Company agrees to pay Anderson for any reasonable travel, telephone, photocopy and other out-of-pocket expenses incurred as a result of any requests made of him by the Company under this Paragraph 15. The provisions of this Paragraph 15 shall not apply to any action brought under this Agreement.

         16. Anderson agrees that no later than October 30, 1997, he shall meet with a

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representative of the Company's human resources department for the purpose of making an accounting of all business expenses related to his employment with the Company, in accordance with the Company's expense reimbursement policy and practices, for which Anderson claims reimbursement from the Company. In the event that Anderson has incurred such expenses for which he was not already reimbursed by the Company, the Company shall reimburse Anderson for the same. If the amount of any travel advances or reimbursements made to Anderson by the Company exceeds the amount of his business expenses (as herein defined), the difference shall be deducted by the Company from amounts owing to Anderson under Paragraph 1 of this Agreement. As part of such accounting, Anderson shall also provide the Company with proof, by way of copies of cancelled checks, that he has paid all of his bills on his Corporate American Express Card. If any bills have not been paid in full, the amount owing to American Express shall be deducted by the Company from amounts owing to Anderson under Paragraph 1 of this Agreement and the Company shall thereafter be responsible for paying such amounts owed to American Express.

         17. Anderson agrees that he will not reveal the existence of this Agreement, nor any terms thereof, to any person, entity, or organization, except to his immediate family, to his attorney, or as may be required by law.

         18. In the event that Anderson, or any person, entity or organization, breaches any of his promises made in this Agreement, and the Company defends or pursues any charge, suit, complaint, claim or grievance as a result thereof, Anderson shall be liable to the Company for all damages, attorneys' fees, expenses and costs (including discovery costs) incurred by it in defending or pursuing the same.

         19. The Parties agree that this Agreement shall be construed in accordance with Ohio law, and that any action brought by any party hereunder may be instituted and maintained only in the appropriate court having jurisdiction over Franklin County, Ohio.

         20. Anderson acknowledges that he has been advised of his right to have at least twenty-one (21) days within which to review and consider this Agreement, and has been advised of his right to consult with legal counsel with respect thereto. Anderson further acknowledges that he has entered into this Agreement voluntarily and of his own free will. Anderson acknowledges his right to revoke this Agreement within seven (7) days following his execution hereof, by giving written notice thereof to the Company. In the event of such revocation, this Agreement shall become null and void, and no party hereto shall have any rights or obligations hereunder.

         21. The Parties agree that the foregoing constitutes the entire agreement among them, and that there exist no other agreements, oral or written, express or implied, relating to any matters covered by this Agreement, or relating to any other matter whatsoever, whether or not within the knowledge or contemplation of either of the Parties at the time of execution of this Agreement. This Agreement may only be changed in writing signed by both Parties hereto.

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         WHEREFORE, the Parties have read all of the foregoing, understand the same, and agree to all of the provisions contained herein.


NEOPROBE CORPORATION                         LARRY ANDERSON

By:  /s/ David Bupp                          By:  /s/ Larry Anderson
    -------------------------------              -------------------------------
    David Bupp, President                        Larry Anderson

Dated:  October 9, 1997                      Dated:  October 9, 1997
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